As filed with the Securities and Exchange Commission on February 27, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

SUNOVIA ENERGY TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-0550703
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6408 Parkland Drive, Suite 104, Sarasota, FL	34243
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. 

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: (If applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: Common stock, par value $0.001 per share

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered hereby are the common stock, $0.001 par value (the “Common Stock”) of Sunovia Energy Technologies, Inc. (the “Company”). The description of the Common Stock is contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form SB-2 (Registration No. 333-139774), filed with the Securities and Exchange Commission on January 3, 2007, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference into this Item 1. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference into this Item 1.

ITEM 2. EXHIBITS.

3.1	Articles of Incorporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 which was filed with the Commission on January 3, 2007 and incorporated herein by reference)

3.2	By-laws (filed as Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 which was filed with the Commission on January 3, 2007 and incorporated herein by reference)

3.3	Form of common stock certificate

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUNOVIA ENERGY TECHNOLOGIES, INC.
Date: February 27, 2009	By:	Carl L. Smith III
Carl L. Smith III Chairman and Chief Executive Officer

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